                                                                    EXHIBIT 10.2


                                AMENDMENT NO. 1
                              TO CREDIT AGREEMENT


          AGREEMENT, dated as of May 6, 1997, among HCC INDUSTRIES INC., a Delaware corporation (the "Borrower"), the lending institutions listed on the signature pages hereof (collectively, the "Lenders") and FLEET CAPITAL CORPORATION, as Agent (the "Agent").

          WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Credit Agreement, dated as of February 14, 1997, pursuant to which the Lenders have made two term loans to the Borrower in an aggregate principal amount of $60,000,000 and have agreed, subject to certain terms and conditions, to make revolving advances to the Borrower and to issue or to cause the issuance of letters of credit for the account of the Borrower (such agreement being referred to herein as the "Credit Agreement");

          WHEREAS, in connection with the contemplated issuance by the Borrower of certain senior subordinated notes and the contemplated repayment in full of the aforesaid term loans with a portion of the proceeds of such issuance, the Borrower has requested that certain changes be made to the provisions contained in the Credit Agreement, and the Lenders and the Agent are agreeable to making such changes, subject to the terms and conditions herein contained.

          NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:

          SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

          SECTION 2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement shall be, and upon the fulfillment of the conditions set forth in Section 4 hereof is, amended as follows:

          2.1 The phrase "Revolving Facility in an aggregate principal amount not to exceed $10,000,000" in the second WHEREAS clause of the Credit Agreement is deleted and the phrase "Revolving Facility in an aggregate principal amount not to exceed $20,000,000" shall be substituted therefor.

          2.2 The phrase "1-1/4% in excess of the Base Rate as in effect from time to time" in Section 2.04(a) of the Credit Agreement is deleted and the phrase "equal to the Base Rate as in effect from time to time plus the Borrowing Base Utilization Fee Rate, if any, in effect from time to time" shall be substituted therefor.

          2.3  Section 3.01 of the Credit Agreement is amended by (i)
deleting the phrase "at a rate for each day equal to 1/2 of 1% per annum on the daily average of such Lender's Unutilized Revolving Commitment" in subsection (a) thereof and substituting therefor the phrase "at a rate for each day equal to 1/4 of 1% per annum on the daily average of such Lender's Unutilized Revolving Commitment (provided that until the first time that the sum of the aggregate outstanding principal balance of the Revolving Loans and Swingline Loans and the Letter of Credit Outstandings shall exceed $15,000,000 (but not thereafter), for purposes of this Section 3.01(a) only, each Lender's
                                           ---------------
Unutilized Revolving Commitment shall be calculated as if such Lender's Revolving Commitment under clause (i) of the definition of Unutilized Revolving Commitment were the lesser of (x) such Lender's Revolving Commitment and (y) such Lender's Revolving Percentage of $15,000,000)", (ii) adding the phrase "plus the Borrowing Base Utilization Fee Rate, if any, then in effect" after the first usage of the phrase "Applicable Eurodollar Margin then in effect with respect to Revolving Loans" in subsection (b) thereof and after the phrase "(regardless of the fact that the Borrower may not be able to request Eurodollar Loans)" in such subsection (b), (iii) adding the phrase "(provided that notwithstanding this subsection (e)(ii) or the Fee Letters, no agency fee shall
                     ------------------
be payable on the first or any subsequent anniversary of the Effective Date)" at the end of subsection (e) thereof immediately before the period and (iv) adding the following subsection (g) thereto:

               "(g) The Borrower agrees to pay to the Agent, for the account of each Non-Defaulting Lender pro rata on the basis of their respective
                                     --- ----
          Adjusted Revolving Commitment Percentages, a utilization fee ("Utilization Fee") for the period from and including May 6, 1997 to,
          ------------------
          but not including, the date the Total Revolving Commitment has been terminated, computed at a rate for each day equal to 1/4 of 1% per annum on the amount, if any, by which (x) the sum of the aggregate outstanding principal balance of the Revolving Loans and Swingline Loans plus the Letter of Credit Outstandings on such day exceeds (y) $10,000,000. Such Utilization Fee shall be due and payable in arrears on the first calendar day of each April, July, October and January and on the date upon which the Total Revolving Commitment is terminated."

          2.4 Section 4.02(A) of the Credit Agreement is amended by (i) deleting the text of subsections (d), (e) and (f) thereof and substituting the phrase "[Intentionally Omitted]" therefor and (ii) deleting the text of subsection (c) thereof and substituting the following therefor:

          "Notwithstanding anything contained in this Section 4.02(A) or any
                                                      ---------------
          other provision of this Agreement to the contrary, the Borrower shall make mandatory prepayments of principal on the Revolving Loans with respect to Asset Sales and/or reinvest the proceeds of such Asset Sales in accordance with the terms of the Senior Subordinated Debt Agreement, in either instance, within such time periods and in such amounts so that the Borrower shall not, with respect to any one or more Asset Sales, have any obligation under the Senior Subordinated Debt Agreement to make an offer to purchase any Senior Subordinated Debt. Any prepayments of the Revolving Loans pursuant to the immediately preceding sentence shall on the date of such prepayment permanently reduce the Total Revolving Commitment in an amount equal to such prepayment (with the Revolving Commitment of each Lender being permanently reduced on the date of such prepayment by such Lender's Revolving Percentage of such permanent reduction in the Total Revolving Commitment)."

          2.5 The remaining portion of Section 7.01(a) of the Credit Agreement commencing with the phrase ",together with a certificate..." is deleted.

          2.6  The phrase ", subject to Section 8.05," in Section 7.08 of the
                                        ------------
Credit Agreement is deleted.

          2.7  The text of each of subsections (a), (b), (c) and (f) of Section
7.11 of the Credit Agreement is deleted and the phrase "[Intentionally Omitted]" shall be substituted therefor.

          2.8 Section 7.12 of the Credit Agreement is deleted and "7.12 [Intentionally Omitted]," shall be substituted therefor.
----------------------

          2.9  The phrase "permitted to be incurred by Section 8.05" in Section
                                                       ------------
8.02(b) of the Credit Agreement is deleted and the phrase "not prohibited to be incurred hereunder" shall be substituted therefor.

          2.10 Section 8.04 of the Credit Agreement is amended by (i) deleting from clause (c) thereof the phrase ",in each case only if, after giving effect to the incurrence thereof, the limit on Consolidated Capital Expenditures set forth in Section 8.05 would not be breached", (ii) deleting the word "and" at
         ------------
the end of clause (f) thereof, (iii) relettering clause (g) thereof as clause
(h) and (iv) adding the following clause (g) after clause (f) thereof:

               "(g) the Senior Subordinated Debt and the subordinated guarantees of the Senior Subordinated Debt by the Subsidiary Guarantors, the terms and provisions (including, without limitation, as to subordination) of all of which shall be acceptable to the Agent and the Lenders and the proceeds of which Senior Subordinated Debt shall be used, in part, to pay in full the Subordinated Debt, the Term Loans and all other Obligations then outstanding (other than contingent reimbursement obligations with respect to the undrawn amount of then outstanding Letters of Credit); and"

          2.11 Section 8.07 of the Credit Agreement is amended by (i) adding the phrase ",defease" immediately after the phrase "or acquire" in subsection (b) thereof and (ii) adding the phrase ", except that the Borrower may prepay in full the Subordinated Debt with proceeds of the Senior Subordinated Debt" to the end of such subsection 8.07(b).

          2.12 The phrase "and the Borrower shall be permitted to redeem shares of common stock of the Borrower and contingent antidilution warrants of the Borrower, in each instance, which were issued in connection with the issuance of the Subordinated Debt (such stock and warrants representing approximately 6% of the common equity of the Borrower on a fully diluted basis) for an aggregate price, together with the amount of principal of the Subordinated Debt all of which is to be prepaid at the time of such redemption, of $22,500,000 with proceeds of the Senior Subordinated Debt" shall be added to Section 8.08(a)(iv) of the Credit Agreement after the word "Sellers".

          2.13 Section 8.10 of the Credit Agreement is deleted and the following
Section 8.10 shall be substituted therefor:

               "8.10 Fixed Charge Ratio.  If on the last day of any Test Period
                     ------------------
          the remainder of (x) the lesser of the Total Revolving Commitment or the Borrowing Base minus (y) the sum of Revolving Loans, Swingline Loans and Letter of Credit Outstandings shall be less than $7,500,000, the Borrower will not permit the ratio of (x) Consolidated EBITDA for such Test Period minus the sum of Consolidated Capital Expenditures for such Test Period plus Consolidated Cash Taxes for such Test Period to (y) Consolidated Debt Payments for such Test Period (excluding payments on the Loans and any payments on the Subordinated Debt) to be less than 1.0 to 1.0."

          2.14 Sections 8.05, 8.11, 8.12 and 8.13 of the Credit Agreement are deleted and the following shall be substituted therefor:

         "8.05  [Intentionally Omitted].
                 ---------------------

          8.11  [Intentionally Omitted].
                 ---------------------

          8.12  [Intentionally Omitted].
                 ---------------------

          8.13  [Intentionally Omitted]."
                 ---------------------

          2.15 Section 9 of the Credit Agreement is amended by (i) adding the word "or" immediately after the semicolon at the end of subsection 9.10 thereof and (ii) adding a subsection 9.11 thereto which reads as: "9.11 Designated
                                                                ----------
Senior Indebtedness.  If any indebtedness or obligations of the Borrower or any
-------------------
of its Subsidiaries (other than the Obligations) shall be or become "Designated Senior Indebtedness" (as such term is defined in the Senior Subordinated Debt Agreement);".

          2.16 The definitions of "Applicable Base Rate Margin" and "Applicable Eurodollar Margin" in Section 10 are deleted and the following shall be substituted therefor:

               '"Applicable Base Rate Margin" shall mean, for any day, 0%.
                 ---------------------------

               "Applicable Eurodollar Margin" shall mean, for any day, 1.50%.'
                ----------------------------

          2.17 (A) The first sentence of the definition of "Borrowing Base" in
Section 10 of the Credit Agreement is deleted and the following shall be substituted therefor:

               '"Borrowing Base" shall mean, as of any date of determination,
                 --------------
          the sum of (i) 85% of the book value of all Eligible Accounts of the Borrower and the Subsidiary Guarantors plus (ii) 60% of the value (determined at the lower of cost (calculated on a first in, first out basis) or market) of all Eligible Inventory of the Borrower and the Subsidiary Guarantors plus (iii) $8,000,000; provided that if for any
                                                       --------
          Test Period Borrowing Base Excess Cashflow shall be less than $2,500,000 (as determined by the Agent based upon the financial statements of the Borrower required to be delivered to the Lenders pursuant to Sections 7.01(a) and (b) hereof), then on the first day of
                      ------------------------
          the calendar month immediately after the month in which the Agent determined same and additionally on the last day of each fiscal quarter of the Borrower after such Test Period (until the first day of the calendar month immediately after the month in which the Agent has determined, based upon the aforesaid financial statements of the Borrower, that the same is no longer true for a subsequent Test Period), the amount then in effect in clause (iii) above shall be reduced by $285,714.29.'

          (B) A new sentence is added to the end of the definition of "Borrowing Base" in Section 10 of the Credit Agreement and reads as follows:

          "Clause (iii) of the first sentence of the Borrowing Base shall be zero at any time when a Default (to the extent arising from a failure of the Borrower to deliver any financial statements under Section
                                                                    -------
          7.01(a) or (b)) has occurred and is continuing for five or more days
          --------------
          following the date delivery thereof is required under such Sections."

          2.18 The definitions of "Borrowing Base Excess Cashflow" and "Borrowing Base Utilization Fee Rate" are added to Section 10 of the Credit Agreement in the correct alphabetical order and read as follows:

               '"Borrowing Base Excess Cashflow" shall mean for any Test Period
                 ------------------------------
          that amount which is (a) Consolidated EBITDA for such period less (b) the sum of (i) Consolidated Cash Interest Expense for such period,
          (ii) income tax expense of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus
          (iii) Consolidated Capital Expenditures for such period (except to the extent financed through the incurrence of Indebtedness).

               "Borrowing Base Utilization Fee Rate" shall mean, for any day on
                -----------------------------------
          which (x) the sum of the aggregate outstanding principal balance of the Revolving Loans and Swingline Loans plus the Letter of Credit Outstandings exceeds (y) $10,000,000, one-quarter of one percent (1/4%).'

          2.19 The definition of "Change of Control" in Section 10 of the Credit Agreement is deleted and the following shall be substituted therefor:

               '"Change of Control" shall mean the occurrence of any of the
                 -----------------
          following events:

               (i) prior to the first public offering of common stock of the Borrower, the Permitted Holders (as defined below) cease to be the "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act (as defined below)), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock (as defined below) of the Borrower, whether as a result of issuance of securities of the Borrower, any merger, consolidation, liquidation or dissolution of the Borrower, any direct or indirect transfer of securities or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

               (ii) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Borrower; and (B) the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Borrower than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (as defined below) of the Borrower (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in this clause (ii)), directly or indirectly, more than 30% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation);

               (iii) (A) another corporation merges into the Borrower or the Borrower consolidates with or merges into any other corporation, or
          (B) the Borrower conveys, transfers or leases all or substantially all its assets (computed on a consolidated basis) to any person or group, in one transaction or a series of transaction other than any conveyance, transfer or lease between the Borrower and a Wholly Owned Subsidiary (as defined below) of the Borrower, in each case in one transaction or a series of related transactions with the effect that either (x) immediately after such transaction any person or entity or group (as so defined) of persons or entities (other than a Permitted Holder) shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors or (y) the securities of the Borrower that are outstanding immediately prior to such transaction and which represent 100% of the combined voting power of the securities of the Borrower ordinarily having the right to vote in the election of directors are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the combined voting power of the securities of the surviving corporation ordinarily having the right vote in the election of directors; or

               (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of 60% of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

          For purposes of this definition of "Change of Control" and the definitions used within this definition (and only for such purposes), the following terms shall have the following meanings:

               "Affiliate" of any specified Person shall mean (i) any other
                ---------
          Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any subsidiary of such specified Person or (C) of any Person described in clause (i) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Board of Directors" shall mean the Board of Directors of the
                ------------------
          Borrower or any committee thereof duly authorized to act on behalf of such Board.

               "Capital Stock" of any Person shall mean any and all shares,
                -------------
          interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated), including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as
                ------------
          amended, or any successor statute or statutes thereto.

               "Permitted Holders" shall mean Andrew Goldfarb, Windward Capital
                -----------------
          Associates, L.P., Windward/Park HCC, L.L.C., Windward/Merchant, L.P., Windward/Merban, L.P. or any of their respective members or partners or any Affiliate of any of the foregoing.

               "Person" shall mean any individual, corporation, limited
                ------
          liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

               "Preferred Stock" as applied to the Capital Stock of any
                ---------------
          corporation, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

               "Restricted Subsidiary" shall mean any Subsidiary of the Borrower
                ---------------------
          that is not an Unrestricted Subsidiary.

               "Subsidiary" shall mean any corporation, association,
                ----------
          partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Borrower, (ii) the Borrower and one or more Subsidiaries or (iii) one or more Subsidiaries.

               "Unrestricted Subsidiary" has the meaning set forth in the Senior
                -----------------------
          Subordinated Note Indenture as in effect on the date of execution thereof.

               "Voting Stock" of a corporation shall mean all classes of Capital
                ------------
          Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

               "Wholly Owned Subsidiary" shall mean a Restricted Subsidiary all
                -----------------------
          the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Borrower or a Restricted Subsidiary) is owned by the Borrower or one or more Wholly Owned Subsidiaries.'

          2.20 The definition of "Documents" in Section 10 of the Credit Agreement is amended by (i) deleting the word "and" contained after clause (c) thereof and substituting a comma therefor and (ii) adding the phrase "and (e) the Senior Subordinated Debt Documents" immediately after the phrase "Seller Note Documents" contained therein.

          2.21 The date "February 14, 2002" in the definition of "Expiry Date" in Section 10 of the Credit Agreement is deleted and the date "May 6, 2002" shall be substituted therefor.

          2.22 The phrase "(as such term is defined in the definition of "Change of Control")" in the definition of "Junior Subordinated Debt" is deleted and the following shall be substituted therefor:

          ",dated as of February 14, 1997, among the Borrower, Windward, Windward/Park, Windward/Merchant, Windward/Merban and the other stockholders of the Borrower party thereto, as such agreement may be amended, supplemented or otherwise modified from time to time"

          2.23 The definition of "Margin Reduction Discount" in Section 10 of the Credit Agreement is deleted.

          2.24 The phrase ",4.02(A)(c)" is added to the definition of "Revolving
                            ----------
Commitment" in Section 10 of the Credit Agreement immediately after the number "3.03".

          2.25 The following definitions are added to Section 10 of the Credit Agreement in the correct alphabetical order:

               '"Senior Subordinated Debt" shall mean the 10.75% Senior
                 ------------------------
          Subordinated Notes due 2007 of the Borrower issued pursuant to the Senior Subordinated Debt Agreement, as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

               "Senior Subordinated Debt Agreement" shall mean the Indenture,
                ----------------------------------
          dated as of May 6, 1997, by and among the Borrower, certain of the Subsidiary Guarantors and IBJ Schroder Bank & Trust

          Company, as trustee, as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

               "Senior Subordinated Debt Documents" shall mean the Senior
                ----------------------------------
          Subordinated Debt and all agreements, documents and instruments entered into pursuant thereto or in connection therewith, as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.'

          2.26 A new Section 12.15 is added to the Credit Agreement and reads as follows:

               "12.15  Designated Senior Indebtedness.  For purposes of the
                       ------------------------------
          Senior Subordinated Debt Agreement and the other Senior Subordinated Debt Documents, all Obligations (including, without limitation, those owing under the Guaranties) are designated as and shall be "Designated Senior Indebtedness" (as defined in the Senior Subordinated Debt Agreement)."

          2.27 Schedule 1.01 to the Credit Agreement is deleted in its entirety and a new Schedule 1.01 shall be substituted therefor in the form of Exhibit A hereto.

          2.28 Exhibit 7.01(e) to the Credit Agreement is deleted in its entirety and a new Exhibit 7.01(e) shall be substituted therefor in the form of Exhibit B hereto.

          SECTION 3. SWINGLINE LOANS. Each of the Borrower, the Lenders and the Agent agrees that, from and after the effectiveness of this Agreement and until agreed to in writing by Fleet, no Swingline Loans shall be made under the Credit Agreement and, to the extent that any Swingline Loans shall be outstanding at the time of the effectiveness of this Agreement, a Borrowing of Revolving Loans shall at the time of such effectiveness be deemed to be requested by the Borrower and shall be made to repay in full all such outstanding Swingline Loans (all as if Fleet had given notice to the Revolving Lenders under Section 1.01(e) of the Credit Agreement that its outstanding Swingline Loans be repaid at such time with a Borrowing of Revolving Loans).

          SECTION 4. EFFECTIVENESS. This Agreement and the amendments contemplated hereby shall become effective when:

          (a) counterparts hereof have been duly executed and delivered to the Agent on behalf of the Borrower, the Subsidiary Guarantors, the Lenders and the Agent;

          (b) the Agent shall be satisfied that, immediately after giving effect to the amendments contemplated hereby, there shall exist no Default or Event of Default both on the date hereof and on the date of (and after giving effect to) satisfaction of the conditions precedent under the other clauses of this Section 4 and all representations and warranties contained herein, in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects both on the date hereof and on the date of (and after giving effect to) satisfaction of the conditions precedent under the other clauses of this Section 4 with the same effect as though such representations and warranties had been made on and as of each such date except to the extent that such representations and warranties relate to a specified date;

          (c) the Agent shall have received for the account of each Lender a new Revolving Note duly executed by the Borrower payable to the order of such Lender in a stated principal amount equal to such Lender's Revolving Commitment after giving effect to the amendments contemplated herein;

          (d) the Agent shall have received opinions, addressed to the Agent and each of the Lenders and dated the date hereof, from each of Skadden, Arps, Slate, Meagher & Flom LLP and O'Melveny & Myers, in form and substance satisfactory to the Agent;

          (e) the Agent shall have received certified resolutions and other evidence of all corporate and legal proceedings of the Borrower with respect to this Agreement, the Revolving Notes referred to in clause (c) above and the issuance of the Senior Subordinated Debt (as defined in Section 2 hereof) in form and substance satisfactory to the Agent;

          (f) the Borrower shall have received not less than $85,000,000 in gross cash proceeds from the issuance of the Senior Subordinated Debt, the terms of which (together with the terms of all other Senior Subordinated Debt Documents) shall be satisfactory to the Agent and the Lenders, and the proceeds thereof shall have been used to repay in full the Subordinated Debt (and the Agent shall have received evidence satisfactory to the Agent of such repayment) and all Obligations (other than contingent reimbursement obligations relating to the undrawn amount of outstanding Letters of Credit) outstanding on the date of effectiveness of this Agreement (including, without limitation, all principal, interest and fees accrued or owing under the Credit Agreement through such date and all breakage costs with respect to prepayment of Eurodollar Loans incurred by any Lender in connection with such repayments.) The Agent shall be satisfied that the issuance of the Senior Subordinated Debt shall have been consummated in accordance with all applicable laws, rules and regulations;

          (g) all of the Lenders (other than Fleet) shall have assigned their Revolving Commitments to Fleet pursuant to Assignment Agreements satisfactory to Fleet; and

          (h) the Agent shall have received such other agreements, certificates and documents as the Agent may reasonably request in connection with the transactions herein contemplated.

          SECTION 5. INTEREST RATE. Each of the Borrower, the Lenders, the Agent, and, by its signature below, each of the Subsidiary Guarantors, agrees that where a Loan Document provides that any Obligations bear interest and/or be payable at the interest rate applicable to Base Rate Loans constituting Revolving Loans at such time, such interest rate shall be the interest rate then payable on any Base Rate Loans constituting Revolving Loans plus the Borrowing Base Utilization Fee Rate, if any, then in effect.

          SECTION 6. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 7. REFERENCES TO CREDIT AGREEMENT. From and after the effectiveness of this Agreement and the amendments contemplated hereby, all references in the Credit Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Credit Agreement, as amended and modified by this Agreement, and all references in other documents to the Credit Agreement shall mean such agreement as amended and modified by this Agreement.

          SECTION 8. RATIFICATION AND CONFIRMATION. The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. The Borrower represents and warrants that both on the date hereof and immediately after giving effect to the amendments herein contemplated
(i) all representations and warranties contained in any Loan Document are and shall be true and correct in all material respects with the same effect as though such representations and warranties had been made both on and as of the date hereof and immediately after giving effect to the amendments herein contemplated (except to the extent that such representations or warranties expressly related to a specified date) and (ii) there exists and shall exist no Default or Event of Default.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              HCC INDUSTRIES INC.


                              By ______________________________
                                 Name:
                                 Title:


                              FLEET CAPITAL CORPORATION,
                              individually and as Agent


                              By ______________________________
                                 Name:
                                 Title:


By its signature below, each of the undersigned hereby (i) consents to the foregoing amendment of the Credit Agreement, (ii) agrees to Section 5 of the foregoing amendment, (iii) ratifies and confirms each of the Security Documents and Guaranties to which it is a party and the security interests and liens granted by it thereunder and (iv) agrees that pursuant to the Guaranty to which it is a party it continues to guarantee the Obligations (including, without limitation, any now or hereafter created Obligations under the Credit Agreement as amended hereby) and the security interests and liens granted by it under the Security Documents shall continue to secure such Obligations.

HERMETIC SEAL CORPORATION


By ______________________________
   Name:
   Title:


NORFOLK AVON REALTY TRUST


By ______________________________
   Name:
   Title:


GLASSEAL PRODUCTS, INC.


By ______________________________
   Name:
   Title:


SEALTRON ACQUISITION CORP.


By ______________________________
   Name:
   Title:

SEALTRON, INC.


By ______________________________
   Name:
   Title:


HCC INDUSTRIES INTERNATIONAL


By ______________________________
   Name:
   Title:

                                                                       Exhibit A
                                                                       ---------

                                                                   Schedule 1.01
                                                                   -------------



                                  COMMITMENTS
                                  -----------


          Lender             Revolving Commitment  Total Commitment
          ------             --------------------  ----------------
Fleet Capital Corporation          $20,000,000        $20,000,000



                                   -----------        -----------
TOTAL                              $20,000,000        $20,000,000


                                                                       Exhibit B
                                                                       ---------



                         Form of Compliance Certificate
                         ------------------------------